UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2013

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On February 19, 2013 we entered into a securities purchase agreement, effective on March 1, 2013, (the “Agreement”) with JDF Capital Inc. (the “Purchaser”). Pursuant to the terms of the Agreement, our company has issued:

1.

a secured convertible promissory note in an aggregate principal amount of $672,000 (the “Note”). The Note shall have a maturity date of 12 months from each tranche of Consideration (as set out in the Note); and

2.	a common stock purchase warrant (the “Warrant”) for the purchase of up to 3,632,433 shares of our common stock at an exercise price of $0.185 per share for a period of five years;

for consideration of $600,000 (original issue discount of $72,000 in lieu of interest), of which $150,000 shall be paid to our company upon closing on March 1, 2013.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated as of February 19, 2013 between our company and JDF Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director
February 22, 2013